ARTICLES SUPPLEMENTARY

OF

AUGUSTAR VARIABLE INSURANCE PRODUCTS FUND, INC.

AuguStar Variable Insurance Products Fund, Inc., a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the classes of common stock that the Corporation is authorized to issue in the manner set forth below:

Existing Class Name:	New Class Name:
AVIP Federated High Income Bond Class	AVIP High Income Bond Class
AVIP Federated Core Plus Bond Class	AVIP Core Plus Bond Class

SECOND: Pursuant to authority granted in Articles FOURTH and FIFTH of the Charter and pursuant to Section 2-105(c), Section 2-208, and Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation by resolutions duly adopted, has classified and designated a new class of shares for each existing series of the Corporation, with each series consisting of a class of Class I Shares (which were formerly undesignated) and Class II Shares.

THIRD: The total number of shares of common stock of all series which the Corporation is presently authorized to issue (the “Common Stock”) is one billion five hundred and fifty million (1,550,000,000), par value of $1.00 per share (aggregate par value $1,550,000,000), classified and designated as set forth below:

Series	Number of Shares
AVIP Bond Class	Twenty-two million shares
AVIP BlackRock Balanced Allocation Class	Twenty million shares
AVIP BlackRock Advantage International Equity Class	Thirty-five million shares
AVIP Fidelity Institutional AM® Equity Growth Class	One hundred thirty-four million shares
AVIP AB Small Cap Class	Seventeen million shares
AVIP AB Mid Cap Core Class	Six million shares
AVIP S&P 500® Index Class	Fifty million shares
AVIP S&P MidCap 400® Index Class	Forty-one million shares
AVIP BlackRock Advantage Large Cap Value Class	Twenty-one million shares
AVIP High Income Bond Class	Thirteen million shares

AVIP Nasdaq-100® Index Class	Twenty-seven million shares
AVIP BlackRock Advantage Large Cap Core Class	Nineteen million shares
AVIP BlackRock Advantage Small Cap Growth Class	Twelve million shares
AVIP BlackRock Advantage Large Cap Growth Class	Eighty-two million shares
AVIP Constellation Dynamic Risk Balanced Class	One hundred seventy million shares
AVIP Core Plus Bond Class	One hundred fifteen million shares
AVIP Moderately Conservative Model Class	Twenty-eight million shares
AVIP Balanced Model Class	One hundred seven million shares
AVIP Moderate Growth Model Class	Two hundred million shares
AVIP Growth Model Class	Forty-eight million shares
AVIP Constellation Managed Risk Balanced Class	One hundred twenty-three million shares
AVIP Constellation Managed Risk Moderate Growth Class	Seventy million shares
AVIP Constellation Managed Risk Growth Class	Sixty-five million shares
AVIP Intech US Low Volatility Class	One hundred five million shares
AVIP AB Relative Value Class	Twenty million shares

FOURTH: Immediately after these Articles Supplementary are accepted for record by the State Department of Assessments and Taxation of Maryland, the total number of shares of Common Stock of all series and classes which the Corporation is authorized to issue is one billion five hundred and fifty million (1,550,000,000), par value of $1.00 per share (aggregate par value $1,550,000,000), hereby classified and designated as set forth below:

Series	Number of Shares
AVIP Bond Class Class I Class II	25,000,000 10,000,000
AVIP BlackRock Balanced Allocation Class Class I Class II	15,000,000 10,000,000
AVIP BlackRock Advantage International Equity Class Class I Class II	35,000,000 10,000,000
AVIP Fidelity Institutional AM® Equity Growth Class Class I Class II	19,000,000 10,000,000
AVIP AB Small Cap Class Class I Class II	27,000,000 10,000,000

AVIP AB Mid Cap Core Class Class I Class II	5,000,000 10,000,000
AVIP S&P 500® Index Class Class I Class II	50,000,000 30,000,000
AVIP S&P MidCap 400® Index Class Class I Class II	37,000,000 10,000,000
AVIP BlackRock Advantage Large Cap Value Class Class I Class II	14,000,000 10,000,000
AVIP High Income Bond Class Class I Class II	10,000,000 10,000,000
AVIP Nasdaq-100® Index Class Class I Class II	21,000,000 10,000,000
AVIP BlackRock Advantage Large Cap Core Class Class I Class II	12,000,000 10,000,000
AVIP BlackRock Advantage Small Cap Growth Class Class I Class II	8,000,000 10,000,000
AVIP BlackRock Advantage Large Cap Growth Class Class I Class II	62,000,000 10,000,000
AVIP Constellation Dynamic Risk Balanced Class Class I Class II	170,000,000 20,000,000
AVIP Core Plus Bond Class Class I Class II	95,000,000 10,000,000
AVIP Moderately Conservative Model Class Class I	26,000,000
AVIP Balanced Model Class Class I	107,000,000
AVIP Moderate Growth Model Class Class I	200,000,000
AVIP Growth Model Class Class I	48,000,000
AVIP Constellation Managed Risk Balanced Class Class I	83,000,000

AVIP Constellation Managed Risk Moderate Growth Class Class I	140,000,000
AVIP Constellation Managed Risk Growth Class Class I	50,000,000
AVIP Intech US Low Volatility Class Class I Class II	65,000,000 10,000,000
AVIP AB Relative Value Class Class I Class II	16,000,000 10,000,000

FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the series and class of shares of Common Stock designated and classified pursuant to these Articles Supplementary shall be as set forth in the Charter and shall be subject to all provisions of the Charter relating to shares of the Corporation generally, including those set forth in Article FIFTH of the Charter.

SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SEVENTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of this 20th day of November, 2025.

AuguStar Variable Insurance Products Fund, Inc.

By:	/s/ Thomas G. Mooney
Thomas G. Mooney
President

ATTEST:

By:	/s/ Megan K. Meyer
Megan K. Meyer
Secretary